EXHIBIT 99.1

MicroVision Announces Retirement of Board Member Yalon Farhi

REDMOND, Wash., March 24, 2021 (GLOBE NEWSWIRE) -- MicroVision, Inc. (NASDAQ: MVIS), a leader in MEMS based solid state automotive lidar and micro-display technology for augmented reality, today announced that Yalon Farhi will not stand for re-election to the board of directors and will step down when his current term expires at the Company’s 2021 annual meeting of shareholders.

Yalon Farhi joined the Board in September 2016 and is stepping down to pursue personal business interests. Farhi, a Colonel in the Israeli Defense Forces (reserves), has served as a motivational lecturer and educator at Bnei-David Institutions, a pre-army and post-army educational program in Israel and has served on the board of directors of DarioHealth Corp., a provider of digital health services and dynaCERT, Inc. a Canadian company that provides carbon reduction technology for internal combustion engines.

“Yalon Farhi has been a valuable member of the board since he joined in 2016,” said Brian Turner, Chairman and Independent Director at MicroVision. “We have benefitted from Yalon’s expertise in international business and appreciate his insight and contributions to the board and the Company. I have enjoyed working with him and wish him well on his future pursuits.”

“I am grateful to have been able to serve on the MicroVision board and contribute to the evolution of the Company,” said Yalon Farhi. “I will miss working with my fellow board members and management but believe the time is right to not stand for re-election and retire from the Board when my term ends to enable me to focus on personal business opportunities. I remain excited about the Company’s future.”

About MicroVision

MicroVision is a pioneering company in MEMS based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology to provide solutions for automotive lidar sensors, augmented reality micro-display engines, interactive display modules and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc or follow MicroVision on Twitter at @MicroVision. MicroVision is a trademark of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including those related to the Company’s future and product applications are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk that the Company may not succeed in finding licensing or other strategic solutions, including a potential sale of the Company, with acceptable timing, benefits or costs; its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements, including from the impact of COVID-19 (coronavirus); its ability to identify parties interested in paying any amounts or amounts that the Company deems desirable for the purchase or license of intellectual property assets; its or its customers’ failure to perform under open purchase orders; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

David H. Allen
Darrow Associates, Inc.
408.427.4463
dallen@darrowir.com